TENNESSEE BANCSHARES, INC.
1400 NORTH JACKSON STREET
TULLAHOMA, TENNESSEE 37388

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 22, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 22, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.

	For	Against	Abstain
1. To approve and adopt the Agreement and Plan of Merger, dated as of December 12, 2017, by and among SmartFinancial, Inc., Tennessee Bancshares, Inc., and Southern Community Bank, as such agreement may be amended from time to time.	☐	☐	☐
2. To approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, including adjournments or postponements to permit further solicitation of proxies in favor of Proposal 1.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com .

TENNESSEE BANCSHARES, INC.
Special Meeting of Shareholders
April 23, 2018 5:30 PM
This proxy is solicited by the Board of Directors

Theresa Devlin, William Yoder and Clifton Miller, or any of them, as proxies, each with the power to appoint his or her new substitute, are hereby authorized to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Tennessee Bancshares, Inc. that the shareholder is entitled to vote at the Special Meeting of Shareholders to be held at 5:30 P.M., Central Time, on April 23, 2018, at the main office of Southern Community Bank at 1400 North Jackson Street, Tullahoma, Tennessee 37388.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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